Exhibit 99.1
Capri Holdings Announces CFO and COO Transition
London — April 1, 2025 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced that Thomas J. Edwards, Jr., Executive Vice President, Chief Financial Officer and Chief Operating Officer, will be leaving the company to pursue another opportunity. Mr. Edwards will remain with the Company until June 20, 2025. The Company has commenced a search for Mr. Edwards’ replacement. Upon Mr. Edwards’ departure, Rajal Mehta, Chief Financial Officer of Michael Kors, will assume the role of Interim Chief Financial Officer for Capri. Additionally, Patricia Gabriel, Senior Vice President, Chief Supply Chain Officer of Capri Holdings, will continue to lead global supply chain and operations. Both Mr. Mehta and Ms. Gabriel will report to Mr. John D. Idol, the Company’s Chairman and Chief Executive Officer.
Mr. Idol said, “I would like to thank Tom for his significant contributions and outstanding leadership over the past 8 years and wish him all the best in his next role. We are pleased to announce that Rajal Mehta will assume the position of Interim CFO. Raj has worked at the company for more than 16 years and has a strong understanding of our financial operations. I have full confidence in his ability to lead our finance team. Additionally, I am pleased to have Patricia Gabriel now reporting to me. Ms. Gabriel is a proven executive who has been with Capri since 2022 and has made a significant impact on strengthening our global operations and supply chain efforts. Capri Holdings has highly capable financial and operational organizations with seasoned executives to ensure continuity and stability during this transition.”
Mr. Idol concluded, “We remain confident in the initiatives shared at our recent Investor Day and continue to believe we have the right strategies underway to return Capri Holdings to growth.”
Mr. Mehta joined Michael Kors in 2008 and throughout his tenure has assumed roles of increasing responsibility within the finance organization across corporate, retail and wholesale. He has served as the Chief Financial Officer of the Michael Kors brand since December 2024 and was previously the Divisional Vice President, Corporate Financial Planning and Analysis at Capri. Previously, Mr. Mehta held finance roles at Toys“R”Us and Ralph Lauren. He holds a Bachelor of Science in Finance from New York University Stern School of Business.

About Capri Holdings Limited
Capri Holdings is a global fashion luxury group consisting of iconic brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include but are not limited to, our ability to respond to changing fashion, consumer traffic and retail trends; fluctuations in demand for our products; high consumer debt levels, recession and inflationary pressures; loss of market share and increased competition; reductions in our wholesale channel; the impact of epidemics, pandemics, disasters or catastrophes; levels of cash flow and future availability of credit; Capri’s ability to successfully execute its growth strategies; departure of key employees or failure to attract and retain highly qualified personnel; risks associated with operating in international markets and global sourcing activities, including disruptions or delays in manufacturing or shipments; the risk of cybersecurity threats and privacy or data security breaches; extreme weather conditions and natural disasters; general economic, political, business or market conditions; acts of war and other geopolitical conflicts; the risk of any litigation relating to the Company's previously proposed merger with Tapestry, Inc., the termination of the merger agreement and/or public disclosures related thereto; the risk of negative reactions from the financial markets and/or our suppliers, customers or employees related to the U.S. District Court for the Southern District of New York’s decision to preliminarily enjoin the consummation of the Merger and/or the subsequent termination of the Merger Agreement, as well as the risk factors identified in the Company's Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. Any forward-looking statement in this press release speaks only as of the date made and Capri disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Press@CapriHoldings.com